UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024

HF FOODS GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of incorporation)	001-38180 (Commission File No.)	81-2717873 (IRS Employer Identification No.)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market
Preferred Share Purchase Rights	N/A	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 6, 2024, HF Foods Group Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Borrowers”) entered into that certain Amendment No. 1 to Third Amended and Restated Credit Agreement (the “Amendment”) with the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). The Amendment amends the Third Amended and Restated Credit Agreement, dated as of March 31, 2022, by and among the Borrowers, the other loan parties thereto, the Lenders party thereto and the Administrative Agent (as amended, the “Credit Agreement”).
The Amendment amends the Credit Agreement to (i) remove a cap on permitted indebtedness in respect of capital lease obligations, subject to certain enumerated conditions; (ii) create a reserve in the amount of $2,750,000 on the borrowing base, which will be reduced on a dollar-for-dollar basis once the Company has made expenditures in excess of such amount relating to the development and construction of certain real property, and which amounts shall be excluded from certain financial covenants under the Credit Agreement and; (iii) remove certain sublease income from various financial covenants.
The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President
On February 9, 2024, the Company announced that its Board of Directors (the “Board”) had appointed Xi Lin (aka Felix Lin) to serve as President and Chief Operating Officer of the Company, effective February 12, 2024.
In connection with his appointment as President of the Company, Mr. Lin’s base salary will be increased to $495,000.
Mr. Lin, age 35, has served as the Company’s Chief Operating Officer since May 1, 2022. Mr. Lin also previously served as an independent director of the Company from November 2019 to April 2022.
Leave of Absence of Chief Financial Officer
On February 9, 2024, the Company announced that Carlos Rodriguez, the Company’s Chief Financial Officer, is taking a leave of absence for personal reasons, effective February 12, 2024. In connection with Mr. Rodriguez’s leave of absence, effective February 12, 2024, the Board appointed Mr. Lin to serve as Interim Chief Financial Officer. Mr. Lin will receive an additional $20,000 for each month he serves as the Company’s Interim Chief Financial Officer.
Item 8.01 Other Events.
On February 9, 2024, the Company filed a press release announcing Mr. Lin’s appointment as President of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 8.01.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of February 6, 2024
99.1	Press release issued by HF Foods Group Inc. on February 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: February 9, 2024	/s/ Xiao Mou Zhang
Xiao Mou Zhang
Chief Executive Officer